Exhibit 99.1

Contact:

Sylvia Wheeler

Director, Corporate Communications

650-462-5900

DEPOMED REPORTS 2003 YEAR END FINANCIAL RESULTS

MENLO PARK, Calif., March 3, 2004 – Depomed, Inc. (NASDAQ: DEPO) today announced its financial results for the year ended December 31, 2003.  For the year, a net loss of $30.0 million or $1.23 per share was reported, compared to a net loss of $13.5 million or $0.92 per share for the year ended December 31, 2002.  The net loss in 2002 was partially offset by a one-time payment of $18.0 million to the company as a patent litigation settlement with Bristol-Myers Squibb Company.  Cash and investment balances at December 31, 2003 were $44.3 million.

Revenues for the year ended December 31, 2003 totaled $1.0 million compared with $1.7 million for the year ended December 31, 2002.  Revenues from collaborative agreements increased to $1.0 million in 2003 from $0.4 million in 2002 as a result of development services provided for ActivBiotics and another undisclosed collaborative partner.  Revenue from the joint venture with Elan Corporation ended with the termination of development activities as of August 2002.

Research and development expenses for the year ended December 31, 2003 were $26.9 million compared to $24.7 million for the year ended December 31, 2002.  The increase was primarily due to expenses related to the hiring of additional research and development personnel to support Depomed’s New Drug Applications with the FDA to gain approval for Metformin GR™ and Ciprofloxacin GR™.  In 2003, Depomed’s product development activities included the completion of patient dosing in Phase III clinical trials for Metformin GR, an extended release once-daily Type II diabetes treatment, and Ciprofloxacin GR, an extended release antibiotic for the treatment of urinary tract infections.

 “2003 was a very exciting year for Depomed, filled with many significant business and product development accomplishments,” said John W. Fara, president, chief executive officer and chairman of Depomed.  “I am particularly pleased with the substantial progress we made in clinical development of our two lead specialty pharmaceuticals, Metformin GR and Ciprofloxacin GR.  With Phase III trials complete for these products, we look forward to filing regulatory applications next quarter and to potential product launches in 2005.”

Highlights for the year include:

• Completed pivotal Phase III trial for Metformin GR

• Initiated and completed pivotal Phase III trial for Ciprofloxacin GR

• Initiated a Phase II clinical trial for Furosemide GR™

• Acquired exclusive rights to Gabapentin GR™

• Raised approximately $60 million for continued operations

• Added two new board members with expertise in building pharmaceutical and biopharmaceutical businesses

Depomed, Inc.

Depomed, Inc. is a specialty pharmaceutical company utilizing its innovative Gastric Retention (GR™) system to develop novel oral products and improved formulations of existing oral drugs.  GR-based products are designed to provide once daily administration and reduced gastrointestinal side effects, improving patient convenience, compliance and pharmacokinetic profiles.  Depomed has completed Phase III clinical trials with once daily Metformin GR for the treatment of Type II diabetes and with once daily Ciprofloxacin GR for the treatment of urinary tract infections, and anticipates filing NDAs with both products in the second quarter of 2004.  The company is also conducting a Phase II trial with the diuretic Furosemide GR and plans to initiate a Phase II trial with the seizure and pain drug Gabapentin GR in 2004.  Additionally, Depomed has a strong early-stage pipeline of proprietary and co-development products based on off-patent and over-the-counter drugs.  Additional information about Depomed may be found at its web site, www.depomedinc.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to those related to our research and development efforts, including pre-clinical and clinical testing; regulation by the FDA and other government agencies; the timing of regulatory applications and product launches; the impact of competitive products; disputes arising from collaborative arrangements; the protection of patents and other proprietary rights; and other risks detailed in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K and recent Quarterly Reports on Form 10-Q.  You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

DEPOMED, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

Year Ended December 31,

Period From Inception

2003

2002

2001 (Restated) (1)

(August 7, 1995) to December 31, 2003

Revenue:
Collaborative agreements	$981,990	$440,659	$1,547,277	$4,793,013
Contract revenue from joint venture	—	1,220,527	2,126,049	5,101,019
Total revenue	981,990	1,661,186	3,673,326	9,894,032

Operating expenses:
Research and development	26,900,214	24,714,134	15,461,113	81,742,303
General and administrative	3,480,231	5,374,490	2,533,640	18,761,495
Purchase of in-process research and development	—	—	—	298,154

Total operating expenses	30,380,445	30,088,624	17,994,753	100,801,952

Loss from operations	(29,398,455)	(28,427,438)	(14,321,427)	(90,907,920)

Other income (expenses):
Equity in loss of joint venture (restated)	(5,359)	(2,435,667)	(3,173,409)	(19,817,062)
Gain from Bristol-Myers legal settlement	—	18,000,000	—	18,000,000
Interest and other income	299,140	101,106	231,146	1,905,763
Interest expense	(910,424)	(732,566)	(336,349)	(2,291,769)
Total other income (expenses) (restated)	(616,643)	14,932,873	(3,278,612)	(2,203,068)

Net loss (restated) (1)	$(30,015,098)	$(13,494,565)	$(17,600,039)	$(93,110,988)

Basic and diluted net loss per share (restated)	$(1.23)	$(0.92)	$(1.72)

Shares used in computing basic and diluted net loss per common share	24,458,259	14,642,745	10,220,223

(1) Basic and diluted net loss per share for the year ended December 31, 2001 has been changed to reflect the restatement and elimination of accrued dividends.

DEPOMED, INC.

(A Development Stage Company)

BALANCE SHEETS

	December 31,
	2003(1)	2002(1)
ASSETS
Current assets:
Cash and cash equivalents	$20,044,698	$11,533,326
Marketable securities	24,210,562	8,684,647
Accounts receivable	278,452	301,869
Prepaid and other current assets	692,191	534,351
Total current assets	45,225,903	21,054,193

Property and equipment, net	2,140,610	1,833,208
Other assets	326,136	291,876
	$47,692,649	$23,179,277

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$2,024,221	$4,803,672
Accrued compensation	809,509	429,491
Accrued clinical trial expense	94,598	2,381,609
Other accrued liabilities	374,383	218,548
Capital lease obligation, current portion	26,384	14,870
Long-term debt, current portion	289,555	420,850
Other current liabilities	—	305,166
Total current liabilities	3,618,650	8,574,206

Capital lease obligation, non-current portion	12,808	22,653
Long-term debt, non-current portion	73,012	362,567
Promissory note from related party, non-current portion	9,412,025	8,618,717

Series A convertible exchangeable preferred stock, no par value; 25,000 shares designated, zero and 12,015 shares issued and outstanding at December 31, 2003 and 2002, respectively	—	12,015,000

Commitments

Shareholders’ equity (deficit):
Preferred stock, no par value; 5,000,000 shares authorized; Series A convertible preferred stock; 25,000 shares designated, 12,015 and zero shares issued and outstanding at December 31, 2003 and 2002, respectively	12,015,000	—

Common stock, no par value, 100,000,000 shares authorized; 34,569,212 and 16,460,566 shares issued and outstanding at December 31, 2003 and 2002, respectively	116,540,841	56,679,288
Deferred compensation	(863,872)	—
Deficit accumulated during the development stage	(93,110,988)	(63,095,890)
Accumulated other comprehensive income	(4,827)	2,736
Total shareholders’ equity (deficit)	34,576,154	(6,413,866)
	$47,692,649	$23,179,277

(1)The balance sheets as of December 31, 2003 and 2002 were derived from the audited balance sheets, which will be included in the Company’s 2003 Annual Report on Form 10-K, to be filed with the Securities and Exchange Commission on or about March 15, 2004.

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